Exhibit 15.2

Consent of TransAsia Lawyers

[Letterhead of TransAsia Lawyers]

April 23, 2012

eLong, Inc.

Block B, Xingke Plaza Building

10 Middle Jiuxianqiao Road

Chaoyang District, Beijing 100016

People’s Republic of China

Dear Sirs:

We consent to the reference to our firm under the heading “Risk Factors” in “Item 3: Key Information” in eLong, Inc.’s Annual Report on Form 20-F for the year ended December 31, 2011, which will be filed with the Securities and Exchange Commission in the month of April 2012.

Yours faithfully,

/s/ TransAsia Lawyers